CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, Lilli Gust, Principal Executive Officer of The Primary Trend Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/Lilli Gust
Lilli Gust
Principal Executive Officer

Date: March 6, 2007

I, Lilli Gust, Principal Financial Officer of The Primary Trend Fund, Inc., certify to the best of my knowledge that:

1.	The N-CSR of the registrant for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/Lilli Gust
Lilli Gust
Principal Financial Officer

Date: March 6 , 2007

A signed original of this written statement required by Section 906 has been provided to The Primary Trend Fund, Inc. and will be retained by The Primary Trend Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.